UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 31, 2006

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and therefore omitted.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 31, 2006, Rimage Corporation (the “Company”) entered into a letter agreement with Kenneth J. Klinck (the “Agreement”) regarding the termination without cause of Mr. Klinck’s employment with the Company. Mr. Klinck is the Company’s Sr. Vice President of Sales. Effective February 24, 2005, the Company’s Board of Directors determined that Mr. Klinck is not an “executive officer” within the meaning of Item 401(b) of Regulation S-K under the Securities Act of 1933, as amended, however, Mr. Klinck is a “Named Executive Officer” identified in the Company’s proxy statement for its 2006 Annual Meeting of Shareholders. Mr. Klinck and the Company are also a party to a letter agreement dated November 5, 2004 relating to employment and severance matters (the “November Agreement”).

Under the Agreement, Mr. Klinck will continue to serve as an employee of the Company through December 29, 2006. From January 1, 2007 through December 31, 2007, the Company will provide Mr. Klinck with severance of base salary and bonus, as described in the November Agreement. In connection with the Agreement, the Company and Mr. Klinck amended the November Agreement such that the Company will continue to provide Mr. Klinck with severance benefits through December 31, 2007, even if Mr. Klinck obtains other employment so long as such employment is not considered competitive to the Company’s business. The Company will also continue to pay the employer portion of health and certain other insurance coverage from January 1, 2007 to December 31, 2007. On January 4, 2008, the Company will also make a one-time lump sum bonus payment to Mr. Klinck of $50,000, less required withholding, which payment is intended to help defray the cost of Mr. Klinck’s insurance premiums after his continuing coverage eligibility expires. In addition, the Company has agreed to extend the exercise period of Mr. Klinck’s vested stock options to December 31, 2007. All stock options held by Mr. Klinck will continue to vest according to their respective terms until December 29, 2006.

In exchange for these severance benefits, Mr. Klinck has provided the Company with a general release from liability. Mr. Klinck has also agreed to abide by the terms and conditions of a Nondisclosure and Noncompetition Agreement with the Company dated November 12, 2004. The Company has the right, in addition to other remedies, to withhold payments due to Mr. Klinck under the Agreement for violation of the Nondisclosure and Noncompetition Agreement.

The above summary of the Agreement is subject to and qualified in its entirety by reference to the text of the Agreement, which is included as Exhibit 10.1 to this filing and is incorporated by reference into this Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Letter Agreement dated August 31, 2006 by and between Rimage Corporation and Kenneth J. Klinck.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION
By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:	September 6, 2006